Exhibit 99.1

Cumberland House 1 Victoria Street Hamilton HM 11 P.O. Box HM 98 Hamilton HM AX Bermuda (441) 296-7667 Fax (441) 296-7665

FOR IMMEDIATE RELEASE

CONTACT:	Jay Burke
Annuity & Life Re (Holdings), Ltd.
441-296-7667

ANNUITY & LIFE RE REPORTS FOURTH QUARTER AND FULL YEAR 2003 EARNINGS,
AND RESTATES THIRD QUARTER 2003 EARNINGS

Hamilton, Bermuda, March 8, 2004, 9:00 a.m. ET – Annuity and Life Re (Holdings), Ltd. (NYSE: ANR) today reported its financial results for the three and twelve month periods ended December 31, 2003. In addition, it reported that it would restate its third quarter 2003 financial results to correct an accounting error related to its annuity reinsurance contract with Transamerica.

While preparing its financial statements for the fourth quarter of 2003, the Company discovered an error in its previously reported results for the third quarter of 2003. In the third quarter, the Company incorrectly released approximately $3.8 million of liabilities associated with its Transamerica annuity reinsurance contract. The Company plans to file an amended Form 10-Q later this week. The amended filing will reflect an increase in previously reported liabilities and will reduce previously reported net income of $33,392 to a loss of $(3,786,905), or a $3,820,297 reduction. Because the Company’s policy is not to increase deferred acquisition costs previously amortized, the restatement of the third quarter financial results will not increase the amount of the deferred acquisition costs asset recorded by the Company at September 30, 2003 or at December 31, 2003.

The Company also reported a net loss of $(7,177,423) or $(0.28) per fully diluted share for the three month period ended December 31, 2003 as compared to a net loss of $(99,879,901) or $(3.88) per fully diluted share for the three month period ended December 31, 2002. The net loss in the fourth quarter of 2003 was primarily the result of a $3.5 million loss from MetLife’s recapture of its life reinsurance agreement with the Company, $1.6 million of reported claims in excess of those anticipated at the time of recapture on certain life reinsurance agreements that were recaptured earlier in the year, an increase in the Company’s reserves for GMDB/GMIB exposure of $0.8 million, and the establishment of a $0.6 million reserve for estimated exposure to claims that have initially been denied by the Company’s ceding companies but may ultimately be paid. These items were partially offset by a $1.8 million favorable change in the fair value of the embedded derivative associated with one of the Company’s annuity reinsurance agreements.

Net realized investment losses for the three month period ended December 31, 2003 were $(101,432) or $(0.00) per fully diluted share as compared with net realized investment gains of $8,935,951 or $0.35 per fully diluted share for the three month period ended December 31, 2002.

The Company also reported a net loss of $(132,155,584) or $(5.11) per fully diluted share for the twelve month period ended December 31, 2003 as compared to a net loss of $(128,887,285) or $(5.01) per fully diluted share for the twelve month period ended December 31, 2002. The net loss for the twelve months ended December 31, 2003 includes the restatement of the Company’s third quarter results discussed above.

Unrealized gains on the Company’s investments declined to $1,840,849 as of December 31, 2003 from $2,211,223 at September 30, 2003. The Company’s investment portfolio currently maintains an average credit quality of AA. Cash used by operations during 2003 was $(112,176,985) compared to $(33,187,656) for 2002. At December 31, 2003, virtually all of the Company’s invested assets were pledged as collateral for the benefit of its U.S. based cedents. Book value per share at December 31, 2003 and September 30, 2003 was $5.11 and $5.39, respectively. Tangible book value, which the Company defines as GAAP book value excluding deferred acquisition costs, was essentially unchanged at $2.50 at December 31, 2003 as compared to $2.56 at September 30, 2003. The figures provided for September 30, 2003 reflect the restatement described above.

Jay Burke, Chief Executive Officer of the Company, commented,

“This quarter’s results, while a loss, reflect significant progress toward stabilizing our Company. We incurred a charge from the MetLife recapture, but have now put the MetLife contract and its related expense and resource drain behind us. While we received more death claims than we anticipated on a few treaties that were recaptured earlier this year, exposure to any additional deterioration on these treaties should be minimal. The MetLife recapture was effective May 5, 2003 so we already have seven months of claims reported to us.

We regret that we had to restate our third quarter 2003 financial results. While the restatement increases our loss for the year, it is important to note that the restatement does not change our view that the Transamerica contract should breakeven or produce a very small profit in the future.

We are still holding a large portion of our general account investment portfolio in very short duration assets because of the low interest rate environment and the risk that interest rates may rise. The low interest rate environment is hindering our ability to restructure our portfolio to improve our yield. We plan to continue to hold a relatively large portion of our assets in very short duration investments until interest rates rise or we conclude they are not going to rise in the foreseeable future. We expect our expense reduction efforts to begin taking hold in the second quarter of 2004.

As of December 31, 2003 our unsecured letter of credit facility at Citibank stood at approximately $15.0 million. In February 2004, we fully secured our outstanding letters of credit with Citibank. We thank Citibank for their support through our more difficult times. Also in February, we paid Transamerica substantially all amounts it claimed were owed by the Company, subject to a $5.0 million offset for investment related expenses we felt were owed to us by Transamerica. Transamerica has demanded arbitration, asserting that the $5.0 million offset is not justified and that the Company owes interest on the amounts that Transamerica alleged were due.

I continue to caution that the Company continues to face other significant issues as well. We still have the pending shareholder litigation, GMDB/GMIB exposure and unresolved collateral demands associated with our reinsurance agreement with CIGNA, and, while we have narrowed the gap in our dispute with Transamerica, we still have the economic exposure from that agreement to contend with.

Now that the MetLife arbitration is resolved, we have begun a review of potential products that we may be able to market in the future. While we are in the early stages of assessing whether we can, should, or will begin selling new products, and while it may take time to come to fruition, the good news is we feel we are now in a position to at least consider the possibility.

If we can reposition our general account investment portfolio to achieve a substantially higher yield within our investment guidelines, successfully defend ourselves against the shareholder class action suit, and improve the long run returns on the Transamerica portfolio, we believe we can achieve breakeven or a very modest profit in 2004. Our failure to achieve any one of these objectives could have a material adverse effect on our financial condition and results of operations.”

Life Segment Results

Life segment loss for the three month period ended December 31, 2003 was $(6,530,547), as compared with a segment loss of $(71,034,774) for the comparable prior period of 2002. As mentioned above, major contributors to the current quarter’s loss include a $3.5 million loss from Met Life’s recapture of its life reinsurance agreement, $1.6 million of reported claims in excess of those anticipated at the time of recapture on certain life reinsurance agreements that were recaptured earlier in the year, and the establishment of a $0.6 million reserve for estimated exposure to claims that have initially been denied by the Company’s ceding companies but may ultimately be paid.

Annuity Segment Results

Annuity segment income was $4,996 for the three month period ended December 31, 2003, as compared with a loss of $(33,191,785) for the comparable prior period of 2002. The major contributor to the current quarter’s income was a favorable change in the fair value of embedded derivatives of $1.8 million offset in part by an increase of $0.8 million in reserves for GMDB/GMIB exposure.

Corporate Segment Results

Corporate segment loss for the three month period ended December 31, 2003 was $(651,872), as compared with segment income of $4,346,658 for the comparable prior period of 2002. The primary reason for the significant decline in income was a decrease in realized capital gains from $8,935,951 in the fourth quarter of 2002 to a realized loss of $(101,432) in the current quarter. The fourth quarter of 2002 also includes approximately $4.5 million in costs associated with efforts to raise capital.

Conference Call Information

The Company’s previously announced March 12, 2004 conference call to discuss its earnings for the quarter and year ended December 31, 2003 has been rescheduled to March 9, 2004, at 9:00 a.m. Eastern Time. The dial-in information for the call is set forth below:

719-457-2679 or 800-500-0177, Code # 468985

The call will be available for replay for seven days following the conference call. The replay numbers are: 719-457-0820 or 888-203-1112, Code # 468985

Annuity and Life Re (Holdings), Ltd. provides annuity and life reinsurance to insurers through its wholly owned subsidiaries, Annuity and Life Reassurance, Ltd. and Annuity and Life Reassurance America, Inc.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by the Company or on its behalf. All statements which address operating performance,

events, or developments that the Company expects or anticipates may occur in the future are forward-looking statements. These statements are made on the basis of management’s views and assumptions; as a result, there can be no assurance that management’s expectations will necessarily come to pass. The Company cautions that actual results could differ materially from those expressed or implied in forward-looking statements. Important factors that could materially and adversely affect the Company’s operations and financial condition and/or cause the Company’s actual results of operations or financial condition to differ from those expressed or implied in the Company’s forward-looking statements include, but are not necessarily limited to, the Company’s ability to meet the obligations associated with the Company’s current business and to fund the Company’s continuing operations; the Company’s ability to reduce or otherwise satisfy the Company’s collateral obligations; the outcome of pending legal proceedings involving the Company; the Company’s ability to obtain adequate financial ratings; the ability of the Company’s cedents to manage successfully assets they hold on the Company’s behalf; the Company’s success in managing its investments; the Company’s ability to maintain the listing of its common shares on the New York Stock Exchange; changes in mortality, morbidity and claims experience; the Company’s ability to make accurate estimates and assumptions regarding future mortality, persistency, lapses, expenses and investment performance based upon historical results and information provided to it by its cedents; the Company’s ability to underwrite business; unanticipated withdrawal or surrender activity; changes in market conditions, including changes in interest rate levels; the competitive environment; the impact of recent and possible future terrorist attacks and the U.S. government’s response thereto; the Company’s ability to attract and retain clients; the loss of a key executive; regulatory changes (such as changes in U.S. tax law and insurance regulation that directly affect the competitive environment for the Company’s products); and a prolonged economic downturn. Investors are also directed to consider the risks and uncertainties discussed in documents the Company has filed with the Securities and Exchange Commission, and in particular, the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, as amended. The Company does not undertake to update any forward-looking statement that may be made from time to time by or on the Company’s behalf.

This press release and the attached financial statements are available in the “Press Releases” section of the Company’s website at www.alre.bm/releases_2004.html. Certain financial information that has been made available to financial analysts, and which may be discussed on the conference call, is available in the “Financial Reports” section of the Company’s website at www.alre.bm/reports.html.

ANNUITY AND LIFE RE (HOLDINGS), LTD.
CONSOLIDATED BALANCE SHEETS
(U.S. dollars)

	December 31, 2003	December 31, 2002
	(unaudited)
Assets
Cash and cash equivalents	$80,068,310	$152,930,908
Fixed income investments at fair value (amortized cost of $115,594,199 and $146,487,903 at December 31, 2003 and December 31, 2002)	117,812,445	153,415,429
Funds withheld at interest	667,824,819	1,427,093,380
Accrued investment income	1,491,170	2,141,338
Receivable for reinsurance ceded	88,480,172	93,669,173
Other reinsurance receivables	4,580,745	25,025,453
Deferred policy acquisition costs	68,942,628	187,913,648
Other assets	682,050	2,508,858

Total Assets	$1,029,882,339	$2,044,698,187

Liabilities
Reserves for future policy benefits	$161,105,541	$269,619,809
Interest sensitive contracts liability	670,717,546	1,443,143,080
Other deposit liabilities	—	—
Other reinsurance liabilities	55,826,940	51,139,164
Payable for investments purchased	—	—
Accounts payable and accrued expenses	7,059,733	12,459,423

Total Liabilities	$894,709,760	$1,776,361,476

Stockholders’ Equity
Preferred shares (par value $1.00; 50,000,000 shares authorized; no shares outstanding)	$—	$—
Common shares (par value $1.00; 100,000,000 shares authorized; 26,454,195 and 26,106,328 shares outstanding at December 31, 2003 and December 31, 2002)	26,454,195	26,106,328
Additional paid-in capital	334,418,029	335,334,932
Notes receivable from stock sales	—	(1,626,493)
Unamortized stock grant compensation	(1,509,022)	(2,514,693)
Stock warrants	1,250,000	—
Accumulated other comprehensive income	1,840,849	6,162,525
(Accumulated Deficit)	(227,281,472)	(95,125,888)

Total Stockholders’ Equity	$135,172,579	$268,336,711

Total Liabilities and Stockholders’ Equity	$1,029,882,339	$2,044,698,187

ANNUITY AND LIFE RE (HOLDINGS), LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in U.S. dollars)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2003	2002	2003	2002
Revenues
Net premiums	$18,385,942	$89,090,406	$166,972,840	$344,097,441
Investment income, net of related expenses	(1,101,429)	20,055,130	29,042,223	102,138,985
Net realized investment (losses) gains	(101,432)	8,935,951	6,406,587	19,749,266
Net change in fair value of embedded derivatives	1,846,939	(7,591,580)	16,692,688	(25,846,110)
Surrender fees and other revenues	1,235,993	2,549,743	7,297,015	16,156,437

Total Revenues	$20,266,013	$113,039,650	$226,411,353	$456,296,019

Benefits and Expenses
Claims and policy benefits	$19,413,255	$127,768,226	$198,002,905	$352,408,801
Interest credited to interest sensitive products	(2,750,729)	14,154,754	13,980,723	71,370,616
Policy acquisition costs and other insurance expenses	8,620,567	52,177,650	128,549,288	125,877,980
Collateral costs	—	6,867,795	—	12,948,115
Operating expenses	2,160,343	11,951,126	18,034,021	22,577,792

Total Benefits and Expenses	$27,443,436	$212,919,551	$358,566,937	$585,183,304

Net (Loss)	$(7,177,423)	$(99,879,901)	$(132,155,584)	$(128,887,285)

Net (loss) per common share
Basic	$(0.28)	$(3.88)	$(5.11)	$(5.01)
Diluted	$(0.28)	$(3.88)	$(5.11)	$(5.01)

ANNUITY AND LIFE RE (HOLDINGS), LTD.
SEGMENT RESULTS
(Unaudited and in U.S. dollars)

	Life	Annuity
	Reinsurance	Reinsurance	Corporate	Consolidated
Three Months Ending December 31, 2003
Revenues	$18,642,054	$1,145,289	$478,670	$20,266,013
Benefits and expenses	25,172,601	1,140,293	1,130,542	27,443,436

Segment (Loss) Income	$(6,530,547)	$4,996	$(651,872)	$(7,177,423)

Total Assets	$250,732,481	$695,317,546	$83,832,312	$1,029,882,339

Fully Diluted Earnings per Share	$(0.25)	$0.00	$(0.03)	$(0.28)

Book Value per share				$5.11

Three Months Ending December 31, 2002
Revenues	$91,863,790	$11,581,062	$9,594,798	$113,039,650
Benefits and expenses	162,898,564	44,772,847	5,248,140	212,919,551

Segment (Loss) Income	$(71,034,774)	$(33,191,785)	$4,346,658	$(99,879,901)

Total Assets	$528,577,026	$1,527,343,080	$(11,221,919)	$2,044,698,187

Fully Diluted Earnings per Share	$(2.76)	$(1.29)	$0.17	$(3.88)

Book Value per share				$10.28

Year Ending December 31, 2003
Revenues	$166,333,033	$52,122,419	$7,955,901	$226,411,353
Benefits and expenses	256,769,309	96,493,357	5,304,271	358,566,937

Segment (Loss) Income	$(90,436,276)	$(44,370,938)	$2,651,630	$(132,155,584)

Fully Diluted Earnings per Share	$(3.49)	$(1.72)	$0.10	$(5.11)

Book Value per share				$5.11

Year Ending December 31, 2002
Revenues	$352,183,178	$78,427,733	$25,685,108	$456,296,019
Benefits and expenses	419,364,331	156,674,132	9,144,841	585,183,304

Segment (Loss) Income	$(67,181,153)	$(78,246,399)	$16,540,267	$(128,887,285)

Fully Diluted Earnings per Share	$(2.61)	$(3.04)	$0.64	$(5.01)

Book Value per share				$10.28